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                                                                    EXHIBIT 23.6


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Clear Channel Communications, Inc.:

         We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report on the consolidated financial statements of Heftel Broadcasting Corporation and subsidiaries as of and for the year ended December 31, 1997, which report is included in the Annual Report on Form 10-K of Clear Channel Communications, Inc. for the year ended December 31, 1997 and to the reference to our firm under the heading "Experts" in the Registration Statement.


/s/ KPMG LLP
---------------------------------
KPMG LLP


Dallas, Texas
February 23, 1999